Exhibit 1(d)
                                THE RBB FUND, INC
                        ARTICLES OF SUPPLEMENTARY TO THE
                            ARTICLES OF INCORPORATION

                   THE RBB FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                   FIRST: The sole director of the Corporation, an open-end company registered under the Investment Company Act of 1940, as amended, pursuant to a written consent dated June 15, 1988, adopted resolutions:

                   increasing the total number of shares of Common Stock of the Corporation that the Corporation has the authority to issue to ten billion (10,000,000,000) shares, par value $.001 per share, in accordance with section 2-105(b) of the Maryland General Corporation Law, and thereby increasing the aggregate par value of all shares of common stock of the Corporation to Ten Million Dollars ($10,000,000);

                   reclassifying one hundred million (100,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of One Hundred Thousand Dollars ($100,000), as Class A Common Stock;

                   reclassifying one hundred million (100,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of one Hundred Thousand Dollars ($100,000), as Class B Common Stock;

                   reclassifying one hundred million ($100,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of One Hundred Thousand Dollars ($100,000), as Class C Common Stock;

                   reclassifying one hundred million ($100,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of One Hundred Thousand Dollars ($100,000), as Class D Common Stock;

                   reclassifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class E Common Stock;

                   reclassifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class F Common Stock;

                   reclassifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class G Common Stock;

                   reclassifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class I Common Stock;

                    reclassifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class J Common Stock;

                    reclassifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class K Common Stock;

                    classifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class L Common Stock;

                    classifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class M Common Stock;

                    classifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, with an aggregate par value of Five Hundred Thousand Dollars ($500,000), as Class N Common Stock; and setting before the issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption thereof as hereinafter set forth.

                   SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the board of directors of the Corporation is as follows:

                   A description of the-preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions or redemption of each class of common stock of the Corporation is set forth in Article VI, Section (6) of the Corporation's Articles of Incorporation, as amended, and has not been changed by the board of directors of the Corporation.

                   THIRD: The shares aforesaid have been duly classified and reclassified by the sole director of the Corporation pursuant to authority and power contained in the charter of the Corporation.

                   FOURTH: Immediately before the increase in the aggregate number of shares of stock of the Corporation that the Corporation has the authority to issue:

                   (a) the total number of shares of stock of all classes that the Corporation had the authority to issue was Five Billion and the aggregate par value of all the Shares of all classes was five million dollars ($5,000,000);

                   (b) the number of Shares of stock of each class was as follows: Class A - one hundred million (100,000,000), par value $.001 per share; Class B - one hundred million (100,000,000), par value $.001 per share; Class C
- one hundred million (100,000,000), par value $.001 per share; Class D - one hundred million (100,000,000), par value $.001 per share; Class E -five hundred million (500,000,000), par value $.001 per share; Class F - five hundred million (500.000,000), par value $.001 per share; Class G - five hundred million (500,000,000), par value $.001 per share; Class H - five hundred million (500,000,000), par value $.001 per share; Class I - five hundred million (500,000,000), par value $.001 per share; Class J - five hundred million (500,000,000, par value $.001 per share; and Class K -five hundred million (500,000,000), par value $.001 per share;

                   IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed and attested in its name and on its behalf by its President on June 15, 1988.

 ATTEST                                        THE RBB FUND, INC.

 /s/JANE K. SAGENDORPH                         /s/Joe McKee Thomson
 ---------------------                         --------------------
 Jane K. Sagendorph                            Joe McKee Thomson
 Assistant Secretary                           President



                   THE UNDERSIGNED, President of The RBB Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


 /s/JOE MCKEE THOMSON
 --------------------
 Joe McKee Thomson
 President